PROXY

AeroCentury Corp.
1440 Chapin Avenue, Suite 310, Burlingame, California 94010

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Harold M. Lyons and Christopher B. Tigno, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of AeroCentury Corp. (the Company) held of record by the undersigned on August 12, 2020, at the 2020 Annual Meeting of Stockholders of the Company to be held on September 15, 2020, or at any adjournment or postponement thereof.

1. ELECTION OF DIRECTOR ☐ **FOR** the nominees listed below (*except as marked to the contrary below)* ☐ **WITHHOLD AUTHORITY** to vote for the nominees listed below

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

Roy E. Hahn **Toni M. Perazzo**

2. PROPOSAL TO APPROVE, by non-binding vote, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. **FOR** ☐ **AGAINST** ☐ **ABSTAIN** ☐

3. PROPOSAL TO RATIFY THE SELECTION OF BDO USA, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020. **FOR** ☐ **AGAINST** ☐ **ABSTAIN** ☐

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NO. 1, 2 AND 3

<u>PLEASE TURN OVER, DATE AND SIGN REVERSE SIDE</u>

AeroCentury®

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS NO. 2 AND 3.

Please sign exactly as your name appears on the attached label. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Change of Address (if applicable):

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SIGNATURE(S) (below)

____________________ Title (if any) ____________________ Date____________

____________________ Title (if any) ____________________ Date____________

(Second Signature, if held jointly)